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                                                                    EXHIBIT 99.2

                          AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger dated as of October 4, 2000 (the "Agreement") by and among Connecticut Water Service, Inc., a Connecticut corporation (together with its subsidiaries and affiliates or successors in business, hereinafter individually and collectively "CWS"), CWS Barnstable Acquisition Corp., a Connecticut corporation and a wholly-owned subsidiary of CWS ("Newco") and Barnstable Holding Company, a Delaware corporation ("Barnstable").

        WHEREAS, Barnstable presently owns 716 of the 750 issued and outstanding shares of the common stock of Barnstable Water Company ("Water Company") and 716 of the 758 issued and outstanding shares of common stock of BARLACO, a land bolding company ("BAR") (Water Company and BAR being sometimes referred to herein as the Subsidiaries and, together with Barnstable, being sometimes collectively referred to herein as the "Companies");

        WHEREAS, Barnstable desires to merge with Newco, with the shareholders of Barnstable receiving shares of Common Stock of CWS in exchange for all of the outstanding shares of the common stock of Barnstable, all on the terms and subject to the conditions hereinafter set forth;

        WHEREAS, Barnstable and CWS desire that the transaction set forth herein qualify as a tax-free Reorganization within the

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meaning of section 368 of the Internal Revenue Code of 1986, as amended (the
"Code"), and the corresponding provisions of applicable state income tax law of Connecticut and that this Agreement be interpreted accordingly;

         WHEREAS, the Water Company owns and operates a water system located in the town of Barnstable, Massachusetts (the "System"), and is subject to the jurisdiction of the Massachusetts Department of Telecommunications and Energy ("DTE"), the Massachusetts Department of Environmental Protection ("DEP") and the Massachusetts Department of Public Health "DPH".

         NOW, THEREFORE, in consideration of these premises and the mutual agreements, representations and warranties set forth in, and subject to the terms and conditions of, this Agreement, the parties agree as follows:

1.       THE MERGER

         1.1      Surviving Corporation.

         Subject to the conditions contained herein and in accordance with the provisions of this Agreement, the Connecticut Business Corporation Act and the Delaware General Corporation Law, at the Effective Time (as defined in Section
1.9 hereof), Barnstable shall be merged with and into Newco, which, as the corporation surviving in the Merger (the "Surviving Corporation"), shall continue unaffected and unimpaired by the Merger to exist under and be governed by the laws of the State of Connecticut. Upon the effectiveness of the Merger, the separate existence of Barnstable shall cease.

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         1.2      Effects of the Merger.

         Upon and after the Effective Time of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, both of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of Newco and Barnstable (collectively, the "Constituent Corporations"); and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all such property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as if they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         1.3      Further Assurances.

         If at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or in any other

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things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by the Surviving Corporation by reason of, or as a result of, the Merger, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such property deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Constituent Corporations and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.

         1.4      Certificate of Incorporation; By-Laws, Directors and Officers.

         The Certificate of Incorporation and By-Laws of Newco, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Certificate of Incorporation and By-Laws of the Surviving Corporation. From and immediately after the Effective Time, the directors of the Board of Directors of Newco and the officers of Newco shall be the directors and officers of the Surviving Corporation, respectively, until their respective successors are duly elected and qualified.

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         1.5      Title and Survey.

         CWS shall have the period from the date hereof to and eliding at 5:00 p.m. on the date that is forty-five (45) days from the date hereof (the "Inspection Period") to determine whether the title to all of the real property constituting part of the Assets (as that term is defined in Section 3.2 hereof) (the "Property") is marketable and/or insurable (subject to the exceptions set forth in Schedule 7.5) at regular rates. If CWS determines during the Inspection Period that such title is neither marketable nor insurable (subject to the exceptions set forth in Schedule 7.5) at regular rates, CWS shall give Barnstable a written notice delivered prior to the termination of the Inspection Period setting forth any objections (the "CWS Title Objections") that CWS has to title or survey matters affecting the marketability or insurability, as the case may be (subject to the exceptions set forth in Schedule 7.5), of the Property. For purposes of this Agreement, the standards of title of the Massachusetts Conveyancers Association, to the extent applicable, shall govern the determination of marketable and/or insurable title (subject to the exceptions set forth in Schedule 7.5) at regular rates. Barnstable shall have the option to cure the CWS Title Objections within thirty (30) days after the date of such notice. If Barnstable elects not to cure or is unable to cure the CWS Title Objections by said date, CWS shall have the option to be exercised within 10 days of said date (in its sole discretion) of either (a) accepting the title as it then is for all purposes under this Agreement, waiving any additional rights CWS may have arising from such CWS Title Objections, and proceeding to carry out the transactions contemplated herein, or (b) terminating this Agreement, whereupon this Agreement shall terminate and CWS and Barnstable shall have no further

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obligations or liabilities hereunder other than CWS's indemnity obligation under
Section 1.6. If CWS does not give such a notice setting forth any CWS Title Objections during the Inspection Period, this Agreement shall remain in full force and effect, except that CWS' rights pursuant to Section 1.5 shall terminate from and after the termination of the Inspection Period. Except for liens securing the debt set forth on Barnstable's December 31, 1999 audited consolidated financial statements provided pursuant to Section 3.10 hereof and liens securing debt set forth on Schedule 1.5 hereto (the "Permitted Debt"), any other mortgages and liens securing any of the Companies' obligations for borrowed money will be extinguished by Barnstable on or prior to the Closing Date. Notwithstanding the provisions of this Section 1.5, CWS shall have the rights granted pursuant to the provisions of Section 1.7 with respect to any Title Objections regardless of whether or not any such Title Objections are set forth in Schedule 7.5.

         1.6      Due Diligence.

         (a) Within 10 days of the execution of this Agreement, Barnstable shall provide CWS with a copy of the due diligence materials listed in Schedule 1.6.1. Barnstable represents to CWS that, to its knowledge, there are no due diligence materials listed in Schedule 1.6.1 within the Companies' possession and control that will not be so delivered to CWS.

         (b) During the Inspection Period, CWS, through its authorized agents or representatives, shall be entitled, upon reasonable advance notice to Barnstable, to enter upon the Property during normal business hours, and shall have the right

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to make such reasonable investigations and conduct such reasonable tests, including engineering studies, soil tests, and environmental studies, as CWS deems necessary or advisable (the "Testing Rights"), subject to the following limitations: (a) CWS shall give Barnstable written or telephonic notice at least one (1) business day before conducting any inspections on the Property, and a representative of Barnstable shall have the right to be present when CWS or its agents or representatives conducts its or their investigations on the Property;
(b) neither CWS nor its representatives shall materially interfere with the use, occupancy or enjoyment of the Property by the Companies; (c) neither CWS nor its agents or representatives shall damage the Property or any portion thereof, except for any immaterial damage caused by invasive tests, all of which shall promptly be repaired by CWS; and (d) CWS shall indemnify, hold harmless and defend the Companies against all costs (including reasonable attorneys' fees) and direct damages caused by the activities of CWS or its agents or representatives under this Section 1.6(b); provided, however, that such indemnity shall not include any costs or damages caused by (1) the acts of the Companies or their agents or representatives or (2) any pre-existing condition of the Property. The foregoing indemnification obligation shall survive the Closing Date or termination of this Agreement for a period of six (6) months,

         1.7      Inspection Period.

         CWS shall have the Inspection Period to exercise CWS's Testing Rights and to otherwise conduct such due diligence, including without limitation such investigation of any matters disclosed or not disclosed herein or in any Schedule hereto as CWS, in its sole and absolute discretion, deems appropriate. At

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any time before the end of the Inspection Period, CWS may, in its discretion, give written notice thereof delivered prior to the termination of the Inspection Period to Barnstable setting forth any objections (the "CWS Objections") that CWS has resulting from its investigation. Barnstable shall have the option to cure the CWS Objections within thirty (30) days after the date of such notice. If Barnstable elects not to cure or is unable to cure the CWS Objections by said date, CWS shall have the option to be exercised within 10 days of said date (in its sole discretion) of either (a) accepting the situation as it then is for all purposes under this Agreement, waiving any additional rights CWS may have arising from such CWS Objections, and proceeding to carry-out the transactions contemplated herein, or (b) terminating this Agreement, whereupon this Agreement shall terminate and CWS and Barnstable shall have no further obligations or liabilities hereunder other than CWS's indemnity obligation under Section 1.6(b). If CWS does not give such notice setting forth any CWS Objections during the Inspection Period, this Agreement shall remain in full force and effect, except that CWS' rights pursuant to Sections 1.6 and 1.7 shall terminate from and after the termination of the Inspection Period.

         1.8      Instruments of Title.

         At least forty (40) days prior to the Closing Date, Barnstable will provide to CWS proper legal descriptions and surveys (to the extent such surveys presently exist) for the Property. On the Closing Date, upon consummation of the Merger, Barnstable will deliver to CWS the following documents, fully and properly executed, and, with respect to item 4 in the forms attached hereto as
Schedule 1.8.

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                  1.       Corporate resolution of Barnstable;

                  2.       Good standing certificates for the Companies;

                  3. Certified vote of shareholders of Barnstable approving the Merger;

                  4.       Opinion of counsel for the Companies described in
                           Section 7.9; and

                  5. Releases of mortgages and liens, if any, other than those securing the Permitted Debt.

         At the request of CWS after the Closing Date, Barnstable or its successor in interest will execute and deliver any such further instruments or certificates or confirmation thereof and will take such other action as may reasonably be requested by CWS in order further to make effective the Merger.

         1.9      Closing Date.

         The closing of the transactions provided for in this Agreement (the "Closing") shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, at 10:00 A.M. on the fifth business day following the receipt of the last of the approvals described in Section 7.1 hereof, or on such other date or at such other place as the parties may mutually agree upon (the "Closing Date").

         Subject to the provisions of this Agreement, on the Closing Date, the parties hereto shall (A) file the Certificate and Plan of Merger with the Secretary of State of the State of

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Connecticut and (B) file the Certificate and Plan of Merger with the Secretary of State of the State of Delaware and (C) make all other filings or recordings as may be required under the Connecticut Business Corporation Act and the Delaware General Corporation Law. The Merger shall become effective at such time as (i) such Certificate and Plan of Merger is duly filed with the Secretary of State of the State of Connecticut and (ii) such Certificate and Plan of Merger is filed with the Secretary of State of the State of Delaware, or at such subsequent date or time, not to exceed 30 days after the date of filing of any Certificate and Plan of Merger, as the parties shall specify in the Certificate and Plan of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

2.       CONVERSION OF SHARES

         2.1      Conversion Terms.

         At the Effective Time by virtue of the Merger and without any further action on the part of the holders thereof:

         (a) Each share of Newco Common Stock (the "Newco Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and not be affected in any manner by the Merger.

         (b) All shares of the Common Stock of Bamstable (the "Barnstable Common Stock") that immediately prior to the Effective Time are held in the treasury of Barnstable shall be cancelled and retired and no cash or other consideration shall be paid or delivered in exchange therefor.

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         (c) Each share of Barnstable Common Stock outstanding immediately prior to the Effective Time (each a "Share" and as to the holder of more than one Share, the "Shares") shall be converted by the Merger into the right to receive Common Stock of CWS as provided in Section 2.2.

         2.2      Exchange.

         (a)      Aggregate Consideration

                  Barnstable's shareholders will receive 212,656 shares of CWS Common Stock registered with the Securities and Exchange Commission and freely tradable (subject to certain restrictions pursuant to Section 12.3 hereof) on NASDAQ, for all of the outstanding shares of Barnstable's common stock, such number of shares to be adjusted as provided in Section 2.2(b) and (c) hereof.

         (b)      Adjustment for Water Company and BAR Stock

                  As of the date hereof, Barnstable owns 716 of the 750 issued and outstanding shares of common stock of the Water Company and 716 of the 758 issued and outstanding shares of common stock of BAR. The aggregate purchase price of 212,656 shares of CWS common stock payable by CWS assumes Barnstable's ownership of all 750 issued and outstanding shares of the Water Company's common stock and all 758 issued and outstanding shares of BAR's common stock, and Barnstable agrees to use its reasonable efforts to acquire ownership prior to the Closing Date of the remaining such shares which it does not now own. Barnstable shall offer to exchange shares of Barnstable common stock for each share of

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Water Company common stock and each share of voting (and possibly non-voting)
BAR common stock not owned by Barnstable. The parties agree that the purchase price payable by CWS to Barnstable common shareholders hereunder shall be (i) increased by 4,000 shares of CWS Common Stock if, Barnstable owns all of the issued and outstanding common stock of both the Water Company and of BAR on the Closing Date; (ii) reduced by 215 shares of CWS Common Stock for each share of the issued and outstanding common stock of the Water Company, in excess of 5 shares, not owned by Barnstable on the Closing Date; and (iii) reduced by 68 shares of CWS Common Stock for each share of the issued and outstanding voting common stock of BAR, in excess of 5 shares, not owned by Barnstable on the Closing Date. The parties further agree that CWS shall not be obligated to acquire Barnstable pursuant to this Agreement unless, as of the Closing Date, Barnstable shall own all of the issued and outstanding shares of non-voting common stock of BAR.

         (c)      CWS Shares

                  In the Merger, each share of outstanding common stock of Barnstable will be converted into the fight to receive a number of shares of CWS Common Stock equal to the Exchange Ratio (the "Share Consideration"). The Exchange Ratio shall be equal to the quotient (rounded to the nearest thousandth) of (A) 212,656 shares of CWS Common Stock to be delivered by CWS on the Closing Date pursuant to Section 2.2(a) hereof, as such number of shares may be adjusted pursuant to Section 2.2(b) hereof, divided by (B) the number of issued and outstanding shares of common stock of Barnstable outstanding on the Closing Date. No fractional CWS shares will be issued and cash equal to that

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fraction of $31.25 (the Market Price) will be issued in lieu thereof.

         2.3      Delivery of Certificates and Payment of Cash.

                  (a) Promptly after the Effective Time, CWS shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Share Consideration pursuant to Section 2.2(c) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to such bank or other agent as CWS may designate (the "Agent")) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender of a Certificate to the Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Share Consideration for each Share formerly evidenced by such Certificate, payable to such holder in accordance with the provisions of Section 2.2 hereof and such Certificate shall then be cancelled. No interest shall accrue or be paid on the Share Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. CWS shall take all steps necessary to enable and cause the Agent to fulfill promptly its obligations under this Section 2.3(a). If payment of the Share Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of Barnstable, it shall

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be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Share Consideration to the Agent or shall have established to the satisfaction of the Agent that such taxes either have been paid or are not applicable.

                  (b) The Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Agent. All such withheld amounts shall be disposed of by the Agent in accordance with the Code or such state, local or foreign tax law, as applicable.

                  (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Agent may impose, the Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Share Consideration deliverable in respect thereof as determined in accordance herewith. When authorizing such issue of the Share Consideration in exchange therefor, the Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Agent

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a bond in such sum as the Agent may direct as indemnity against any claim that may be made against the Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (d) If any holder of Shares shall have served a written demand upon Barnstable to be paid the "fair value" of his or her Shares after having filed a timely written objection to the Merger as provided in Section 262 of the Delaware Corporation Law (the "Appraisal Act") (any such shareholder being hereinafter called an "Objecting Shareholder") and if an Objecting Shareholder has met the requirements of the Appraisal Act and if it is determined that such Objecting Shareholder has the right to receive payment of the "fair value" of his or her Shares pursuant to the provisions of the Appraisal Act, such Objecting Shareholder shall receive such payment from the Surviving Corporation (but only after the value of such Share has been agreed upon or finally determined pursuant to the provisions of the Appraisal Act).

         2.4      No Further Transfers.

                  Upon and after the Effective Time, the stock transfer books of Barnstable shall be closed, and no transfer of Shares shall thereafter be made on such books. From and after the Effective Time the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

3.       REPRESENTATIONS AND WARRANTIES OF BARNSTABLE

         Barnstable hereby represents and warrants as follows:

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                  3.1      Organization and Good Standing of the Companies;
Status of the Companies and Barnstable

                  The Water Company is a company as defined in Section I of Chapter 165 of the Massachusetts General Laws and is legally authorized to sell and distribute water in the town of Barnstable where it presently sells and distributes water. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all other requisite corporate power and authority and all necessary licenses and permits (except to the extent disclosed in Schedule 3.12.2) to carry on its business as it is now being conducted. The Water Company's rates, prices and charges are and have been those shown on schedules filed with and approved by the DTE. Except for the Subsidiaries, or as set forth on Schedule 3.1, to Barnstable's knowledge, Barnstable has no other subsidiaries or affiliates. As "used in this Agreement, the term "affiliate" means a person (other than the Water Company or BAR) (1) which directly or indirectly controls, or is controlled by, or is under common control with, Barnstable, (2) which owns 5% or more of the voting stock of Barnstable or (3) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is owned by Barnstable or a subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. Barnstable possesses full legal and other capacity to enter into and carry out the provisions of this Agreement, and is under no receivership, impediment or prohibition imposed by any court, regulatory commission, board,

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administrative body, arbitration board or tribunal or other federal, state or municipal government instrumentality (any such entity being referred to hereto as a Governmental Body ) that would render any of the Companies unable to enter into and carry out the provisions of this Agreement.

         3.2      Title to Properties; Use of Water.

                  To Barnstable's knowledge, the Water Company has good, marketable and/or insurable (at regular rates) title to (i) all assets of the Water Company (other than the Property) including, without limitation, the System, the wells, transmission and distribution mains, tanks and standpipes, pumps and pumping stations, hydrants, meters and personal property described on pages 400-414 of the Water Company's Annual Return to the DTE for the year ended December 31; 1399- which pages are attached hereto as Schedule 3.2.lA, and those acquired subsequent to December 31, 1999, and all of the Water Company s right, title and interest in and to the curb stops, service connections (to the extent curb stops and service connections are purported to be owned by the Water Company) and easements, rights of way and leases, and any and all franchise rights including without limitation all franchise and related rights set forth in the Special Acts attached as Schedule 3.2.1B, and (ii) all documents reports, maps and customer records pertaining to the System including, but not limited to, all engineering, laboratory and operating reports, customer service records including meter readings and fixture surveys, financial books and records, property maps, gate drawings, main laying specifications and tap and service cards, and the Water Company's cash and bank deposits, except to the extent that the Water Company's failure to have such title has not had, and would not reasonably be

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expected to have, a material adverse effect on the Companies, taken as a whole.
Subject to the exceptions set forth in Schedule 7.5, BAR or the Water Company, as the case may be, has good, marketable and/or insurable (at regular rates) title in fee simple (other than the Airport Well Lease) to all of the Property listed in Schedule 3.2.2, except where the failure of the Water Company (but not BAR) to have such title has not had, and would not reasonably be expected to have, a material adverse effect on the Companies, taken as a whole. The property (real, personal and mixed, tangible and intangible), rights, privileges and assets now and hereafter owned or leased by any of the Companies are referred to in this Agreement as the "Assets". Other than the Assets owned or leased by the Water Company, no other assets are used in the conduct and operation of the Water Company's water supply businesses and the distribution and delivery of water to each of the Water Company's water customers. Tile Water Company has the right to use the water it is now using in the manner in which it is using such water. All water supply sources, pump stations and storage facilities for the System are located on real estate owned by the Water Company in fee simple, and all mains and service connections are located on real estate owned by the Water Company in fee simple, within the public rights-of-way, or within permanent easements of record in favor of the Water Company, except as may otherwise be set forth in Schedule 3.2.4 attached hereto. Except for the stock of the Subsidiaries owned by Barnstable, the Companies do not own, and on the Closing Date will not own, any securities of, or any other direct or indirect interest in, any other firm, corporation or other entity (including without limitation any joint venture or partnership).

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         3.3      Use of Assets.

                  To Barnstable's knowledge, the present use of the Property conforms in all material respects to all applicable zoning, building, building line and similar restrictions, is a permitted "non-conforming use" as defined in such zoning, building, building line or similar restrictions or the Companies have obtained the necessary permits, variances or relief therefor. The Assets are located in the Town of Barnstable, Massachusetts.

         3.4      Certificate of Incorporation, By-Laws and Resolutions.

                  The copies attached hereto, or previously delivered to CWS, of the Companies' Certificates of Incorporation and By-laws are true and complete copies of said documents, and said Certificates and By-laws are in full force and effect and include any and all amendments thereto.

         3.5      Authorization of Agreement.

                  Subject to the immediately following sentence, this Agreement has been validly authorized, duly. executed and delivered by Barnstable and constitutes a valid and legally binding obligation of Barnstable, enforceable in accordance with its terms. Except as set forth on Schedule 3.5, approval by Barnstable's shareholders is the only other corporate action required in order to authorize Barnstable to consummate the transactions contemplated by this Agreement. The directors and officers of the Companies are listed on Schedule
3.5 hereto.

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         3.6      Absence of Defaults.

                  Except as specified in Schedule 3.6, the execution and delivery of this Agreement do not and, upon approval thereof by Barnstable's shareholders, the consummation of the transactions contemplated hereby will not
(a) violate any provision of the Certificate of Incorporation or Bylaws of any of the Companies; (b) violate, conflict with or result in the breach or termination of, or constitute a default under the terms of, any agreement or instrument to which any of the Companies is a party or by which it or any of the Assets may be bound except where such default would not reasonably be expected to have a material adverse effect on the Companies, taken as a whole; (c) result in the creation of any material lien, charge or encumbrance upon any of the Assets pursuant to the terms of any such agreement or instrument; (d) violate any judgment, order, injunction, decree, license, permit, award, rule or regulation against, or binding upon, any of the Companies or upon any of the Assets except where such violation would not reasonably be expected to have a material adverse effect on the Companies, taken as a whole; or (e) constitute a violation by any of the Companies of any law or regulation of any jurisdiction as such law or regulation relates to any of the Companies, the System or any of the Assets except where such violation would not reasonably be expected to have a material adverse effect on the Companies, taken as a whole. Barnstable has obtained or will obtain prior to Closing all material consents, releases or waivers from Governmental Bodies and third parties which may be necessary to prevent the execution of this Agreement or the consummation of the transactions contemplated herein from resulting in any

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violation, breach, default or other event referred to in this Section 3.6, all of which are set forth in Schedule 3.6.

         3.7      Litigation. Orders, Etc.

                  Except as set forth in Schedule 3.7 hereto, there are no actions, suits, proceedings or governmental investigations pending, or insofar as is known to Barnstable, in prospect or threatened, against or relating to any of the Companies or the transactions contemplated by this Agreement in or before any Governmental Body. Except as set forth in Schedule 3.7 hereto, the System, and the Water Company in its capacity as owner or operator of the System, is not subject to or in violation of any judgment, order, decree, injunction or award of any Governmental Body entered in any proceeding to which it was a party or of which it had knowledge, including, without limitation, decisions, letter requests or proceedings of the DTE, the DPH, the DEP, the Internal Revenue Service and the Town of Barnstable, Massachusetts, where such judgment, order, decree, injunction or award or said violation would reasonably be expected to have a material adverse effect on the Companies, taken as a whole. No proceedings are pending or, to the knowledge of Barnstable, threatened against the rates now being charged by the Water Company.

         3.8      Contracts.

                  Schedule 3.8 contains a true and complete list of all contracts, agreements and leases to which any of the Companies is a party involving the payment of $20,000 or more by or to any of the Companies in any one fiscal year or that are otherwise material to the business of the Companies. Except as set forth in Schedule 3.8, each of such contracts, agreements, and leases is valid, binding and in full force and effect and enforceable in accordance with its terms, and none of the Companies nor, to the best of Barnstable's knowledge, any other party to any such contract, agreement or lease has breached any material provision of, or is in default in any material respect under the terms of, any such contract, agreement or lease.

         3.9      No Brokers.

                  All negotiations relative to this Agreement have been carried on by Barnstable directly with CWS, without the intervention of any person as a result of any act of Barnstable in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

         3.10     Financial Statements; Annual Reports.

                  The audited financial statements of Barnstable and its consolidated subsidiaries and for the Water Company for each of the years of 1997, 1998 and 1999 heretofore furnished to CWS were prepared in accordance with generally accepted accounting principles consistently applied and present fairly in all material respects the consolidated financial position and the results of the operations of the Companies at the dates and for the periods indicated. Except as set forth on Schedule 3.10, none of the Companies is a guarantor, indemnitor, accommodation party or surety for any person, entity, liability or obligation except for liabilities or obligations to each other. All annual returns filed by the Water Company with respect to the Water Company and the System with the DTE from and after 1995 are correct and complete in all material respects and accurately represent in all material respects for the respective periods and dates covered by such reports the financial condition and operations of the Water Company.

         3.11     Absence of Adverse Change.

                  Since December 31, 1999, except as may be reflected in
Schedule 3.11, there has not been any material adverse change in the financial position, results of operations, assets, liabilities or business of the Companies, taken as a whole.


         3.12     Compliance with Laws; No Environmental Hazards.

                  3.12.1 To Barnstable's knowledge, the location and construction, occupancy, operation and use of all improvements attached to or placed, erected, constructed or developed as .a portion of any of the Property (the "Improvements") do not materially violate any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Body, or any restrictive covenant or deed restriction affecting the Property including, without limitation, any applicable health, environmental, rates, utility, water quality, antitrust, hiring, wages, hours, collective bargaining, safety, price and wage controls, payment of withholding and social security taxes, zoning ordinances and building codes, flood and disaster laws, rules and regulations (hereinafter collectively called the "Applicable Laws") which violations would reasonably be expected to have a material adverse effect on the Companies, taken as a whole. Schedule 3.12.1 discloses a list of and copies of all material governmental licenses, permits, certifications and approvals of any governmental authority possessed by or granted to any of the Companies ("Licenses") and used or relied upon in the operation of any of the Companies or the System. Except as set forth in Schedule 3.12.1, to Barnstable's knowledge, no material License used in or necessary for the operation of any of the Companies, the Assets or the System will terminate prior to its stated expiration date or not be renewed in accordance with past practices of the Companies or relevant Governmental Body, and none of the Companies is in material violation of any term or condition of any License.

                  3.12.2 Without in any way limiting the generality of Section
3.12.1 above, except as disclosed on Schedule 3.12.2, neither any of the Assets nor any of the Companies are the subject of any pending or, to the best of Barnstable's knowledge, threatened investigation or inquiry by any Governmental Body, or are subject to any remedial obligations under any Applicable Laws pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation Recovery Act of 1987, as amended ("RCRA"), the Safe Drinking Water Act, as amended ("SDWA"), the Clean Water Act, as amended ("CWA"), the Toxic Substances Control Act ("TSCA"), the Massachusetts Clean Waters Act ("MCWA") or any other applicable provision of the Massachusetts General Laws (all collectively hereinafter referred to as "Applicable Environmental Laws").

                  3.12.3 Except as set forth on Schedule 3.12.2, to Barnstable's knowledge, the Companies, taken as a whole, are in material compliance with Applicable Environmental Laws and are not required to obtain any permits, licenses or authorizations (other than the Licenses) to construct, occupy, operate or use any portion of the Property as it is now being used by reason of any Applicable Environmental Laws.

                  3.12.4 Except as set forth in Schedule 3.12.2, to the best of Barnstable's knowledge or belief, no prior use of any of the Property, by any of the Companies or the owners of any of the Property, has occurred which violates any Applicable Environmental Laws in any material respect. None of the Companies has at any time, directly or indirectly "treated", "disposed of", "generated", "stored" or, "released" any "toxic or hazardous substances," as each term is defined under the Applicable Environmental Laws, or arranged for such activities, in, on or under any of the Assets or any parcel of land, whether or not owned, occupied or leased by any of the Companies in material violation of any Applicable Environmental Law, except to the extent customary and in the ordinary course of a water supply company's business.

                  3.12.5 To the best of Barnstable's knowledge and belief, there has been no litigation brought or threatened nor any settlement reached by or with any parties alleging the presence, disposal, release, or threatened release, of any toxic or hazardous substance or solid wastes from the use or operation of any of the Property, and none of the Property is on any federal or state "Superfund" list, or subject to any liens recorded or imposed pursuant to any federal or state "Superfund" laws.

         3.13 Insurance.

         The Companies maintain insurance in connection with the Assets and the System against hazards and risks and liability to persons and property to the extent and in the manner set forth on Schedule 3.13. Except for workmen's compensation insurance or as set forth on Schedule 3.13, no such insurance provides for a retroactive premium adjustment or other experienced based liability on the part of any of the Companies.

         3.14 Condition of System.

         Except as specifically set forth in Schedule 3.14 hereto, the System was designed and installed in compliance with good waterworks engineering practice and the applicable rules and regulations of the DTE, except where the failure to comply with the foregoing has not had, and would not reasonably be expected to have, a material adverse effect on the Companies, taken as a whole. Except as set forth on Schedule 3.14, the System, taken as a whole, has been adequately maintained and is in good operating condition and repair, ordinary wear and tear excepted, is fit for its intended purpose and conforms to all restrictive covenants, applicable laws, regulations and ordinances relating to its construction, use and operation, except where the failure to comply with the foregoing has not had, and would not reasonably be expected to have, a material adverse effect on the Companies, taken as a whole.

         3.15 Tax Matters.

         Except as specifically set forth in Schedule 3.15 hereto:

         (A) Each of the Companies has (I) filed all Federal, state, local and foreign income and other tax returns or reports (including declarations of estimated tax) required to be filed by it, and all such returns are complete and accurate in all material respects, (II) paid all taxes of any nature whatsoever (together with any related penalties and interest) (any of the foregoing being referred to herein as a "Tax"), that are shown on such Tax returns as due and payable on or before the date of this Agreement, and (III) paid on behalf of itself or others all Taxes otherwise required to be paid by the Companies on or before the date of this Agreement.

         (B) There are no claims or assessments pending against any of the Companies for any alleged deficiency in Tax and, to the knowledge of Barnstable, there is not any threatened Tax claim or assessment against any of the Companies.

         (C) The liabilities for current Taxes and for deferred Taxes reflected in the financial statements provided pursuant to Section 3.10 are in all material respects adequate to cover all Taxes required to be accrued through the date thereof determined in accordance with GAAP.

         (D) All Taxes required to be withheld, collected or deposited by or with respect to each of the Companies have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

         (E) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of any of the Companies.

         (F) The Federal income tax returns of the consolidated group for which Barnstable is the common parent either have been examined and settled with the Internal Revenue Service or closed by virtue of the expiration of the applicable statute of limitations for all years through December 31, 1995.

         (G) None of the Companies shall be required to include in a taxable period ending after the Effective Time an amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law.

         (H) None of the Companies has, within the five preceding taxable years, deferred gain recognition for Federal income tax purposes under Sections 1031 or 1033 of the Code.

         (I) None of the property owned or used by any of the Companies is subject to a lease which the Company does not treat as a "true" lease for Federal income tax purposes.

         (J) Barnstable has not made, within the five preceding taxable years, a disclosure on a Tax return pursuant to Section 6662(d)(2)(B)(ii) of the Code.

         (K) None of the Companies has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (1) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         None of the Companies has taken any action, or failed to take any action, or has knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from constituting a transaction described in Section 368(a) of the Code.

         3.16 Employees.

         Schedule 3.16 contains a true and complete list of all present full- and part-time Employees of each of the Companies and the hourly wage rate or biweekly salary and dates of employment of such Employees and a list of all written or oral employment contracts (including severance arrangements or any other arrangements under which the Employees will be entitled to receive payment, or accelerate any payment due from either of the Companies, as a result of the transactions contemplated by this Agreement). Except as set forth in
Schedule 3.16, none of the Companies has any liability to any director, officer, employee or to any Governmental Body or any other person for any damages, wages, bonus, salary, commission, deferred compensation, vacation pay, health or hospital insurance, claim for indemnification, worker's compensation benefits or unemployment insurance premium with respect to any Employee, except for the last pay period or any portion thereof. None of the Employees of any of the Companies is represented by any labor union or labor organization. During the past three years, there has not been any existing or threatened labor grievance or work stoppage by Employees or any investigation or proceeding of any kind pending or threatened by any Employee, and, to the best knowledge of Barnstable, there exists no set of facts which would give rise to any of the foregoing. There are no unfair labor practices or discrimination or sexual harassment charges pending or, to Barnstable's knowledge, threatened with respect to any of the Companies or any Employee.

         3.17 Related Party Transactions.

         Except as shown on Schedules 3.16 or 3.17, there are no existing transactions or, agreements between any of the Companies and any shareholder, officer, director, or affiliate (or member of the immediate family of any of the foregoing) of any of the Companies.

         3.18 Employee Benefit Plans.

         Schedule 3.18 lists all "employee pension benefit plans" (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), and all "employee welfare benefit plans" (as such term is defined in Section 3(1) of ERISA), including, without limitation, all formal or informal plans, practices, programs, contracts or arrangements (excluding workers' compensation, unemployment compensation and other government mandated programs) which are maintained, administered or contributed to by any of the Companies or in which any Employees participate (each such employee welfare benefit plan, practice, program, contract or arrangement being hereinafter referred to as a "Plan"). No material liability under ERISA or the Code has been or, through the Closing Date will be, incurred with respect to any Plan or with respect to any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) of any trade or business (whether or not incorporated) which is under common control, or a member of an affiliated service group, with any of the Companies (within the meaning of Section 4001 (b)(1) of ERISA or Section 414(b), (c) or (m) of the
Code) which could result in a material lien or other claim upon any of the assets of any of the Companies, and no such liability will be incurred as a result of the transactions contemplated by this Agreement. Each Plan has been, and will continue through the Closing Date to be, operated in material compliance with the applicable provisions of such Plan, employee benefit plan, ERISA and the Code, except where the failure to comply with the foregoing has not had, and would not reasonably be expected to have, a material adverse effect on the Companies, taken as a whole. Currently, there are, and as of the Closing Date there will be, no pending or, to Barnstable's knowledge, threatened claims (other than routine claims for benefits), suits or other proceedings by any Employees or Plan participants or beneficiaries, spouses or representatives of any of them, or governmental agencies against any Plan, the assets held thereunder, the trustees of any such Plan's assets, or any of the Companies, involving any Plan. Other than salaries and other benefits in the ordinary course of business, except as set forth in Schedule 3.18, CWS will not have or incur any liability or obligation to any Employee as a result of any actions taken by the Companies prior to the Closing.

         None of the Companies is or has been since 1984 a party to any "multi-employer plan" (as such term is defined in Section 3(37) of ERISA).

         Since the date of the audited financial statements provided pursuant to
Section 3.10, there has not been any adoption or amendment in any material respect by any of the Companies of any collective bargaining agreement or any bonus, pension, profit sharing, savings, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits for any current or former director, officer or employee of any of the Companies, or any change in any actuarial or other assumption used to calculate funding obligations with respect to any pension or post-retirement benefit plans or arrangements of any of the Companies, or any material change in the manner in which contributions to any such pension or post-retirement benefit plans or arrangements are made or the basis on which such contributions are determined.

         3.19 Capitalization.

         As of the date of this Agreement, the authorized capital stock of Barnstable consists of 11,350 shares of common stock, of which 10,740 shares of such common stock are presently outstanding.

         The authorized capital stock of the Water Company is 2,000 shares of common stock, with 750 shares of common stock presently outstanding, and 750 shares of Preferred Stock, of which 750 shares of such Preferred Stock are presently outstanding. The authorized capital stock of BAR is 10,000 shares of voting common stock and 500 shares of non-voting common stock, with 750 shares of voting common stock and 8 shares of non-voting common stock presently outstanding.

         Except as set forth in Schedule 3.19, Barnstable is the sole record and beneficial owner of all of the shares of capital stock of each of the Subsidiaries, free and clear of any liens, encumbrances, security interests, rights and restrictions of any nature. None of the Companies is a party to any proxy, power-of-attorney, voting agreement, voting trust or shareholder agreement with respect to any of the capital stock of any of the Companies. As of the date of this Agreement, no shares of stock are held by any of the Companies in their respective treasuries.

         Except as set forth in Schedule 3.19, as of the Closing Date there will be, and as of the date hereof there are, no existing options, warrants, calls or other rights or other agreements committing any of the Companies to resell, transfer, issue or sell any shares of capital stock of any of the Companies, except as specifically contemplated in this Agreement.

         The issued and outstanding shares of capital stock of each of the Companies have been duly authorized, validly issued and are fully paid and non-assessable.

         3.20  Corporate Records.

         The stock registers delivered at the Closing, and the minutes of all directors' and shareholders' meetings for the past 10 years heretofore made available to CWS, constitute all of the transfer books and minute books and are true, complete and accurate records in all material respects of all material proceedings of the shareholders and directors of each of the Companies, and the issuance and record ownership of all shares of capital stock of each of the Companies. The accounting books and records of each of the Companies for the past ten years are in all material respects true, correct and complete, and have been maintained in accordance with good business practices.

         3.21 Disclosure.

         No representation or warranty in this Article 3 or in any information, list, schedule or certificate furnished or to be furnished by or on behalf of any of the Companies-pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading.

         3.22 Investigation.

         Any investigation or examination of the business, property or operations of any of the Companies by CWS shall not affect the representations and warranties of Barnstable herein contained.

         3.23 Bank Accounts and/or Credit.

         Schedule 3.23 sets forth a true, correct and complete list of all financial institutions or vendors in which an account is maintained by, or loans, lines of credit or other credit commitments have been secured by or for, any of the Companies, together with the names of all persons authorized to draw thereon. Except as disclosed in
Schedule 3.23, the Companies do not have any loan or other agreements for the borrowing of money and none of the loans or lines of credit impose any prepayment restrictions. Except as set forth in Schedule 3.23, there are no loans or other agreements which upon the transfer of the Shares as contemplated by this "Agreement will accelerate to maturity, increase the rate or charges or otherwise change their terms or provisions.

         3.24 Voting Requirements.

         The affirmative vote of a majority of the shares of Barnstable common stock outstanding as of the record date with respect to the Barnstable shareholders' meeting held pursuant to Section 5.6, voting as a single class (with each share of common stock having one vote per share), to approve this Agreement and the Merger are the only votes of the holders of any equity interest of Barnstable or any class or series of capital stock of any of the Companies necessary to approve this Agreement, the Merger and, except as stated in Schedule 3.5, the transactions contemplated hereby.

         3.25 Non-Reliance, Etc.

         No promise or inducement for this Agreement has been made to Barnstable except as set forth herein. This Agreement is executed by Barnstable freely and voluntarily, and Barnstable agrees that it will proceed with the transactions contemplated hereby without reliance upon any statement or representation by CWS or Newco or any of their attorneys or agents except as set forth herein. Barnstable is legally competent to enter into this Agreement and accept full responsibility therefor, and it has been represented by counsel in the course of the negotiation of this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF CWS

         CWS hereby represents and warrants as follows:

         4.1     Organization and Good Standing.

         CWS is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has all other requisite corporate power and authority and all necessary licenses and permits to carry on its business as it is now being conducted. CWS possesses full legal and other capacity to enter into and carry out the provisions of the Agreement, and is under no receivership, impediment or prohibition imposed by any Governmental Body that would render CWS unable to enter into and carry out the provisions of this Agreement.

         4.2    Authority Relative to this Agreement.

         The execution and delivery of this Agreement by CWS has been duly and validly authorized by all requisite action on the part of CWS. No approval or other action is required in order to authorize CWS to consummate the transactions contemplated by this Agreement except for SEC action to declare effective the Registration Statement contemplated by Section 5.8 hereof. This Agreement has been duly executed and delivered by

CWS and constitutes a valid and legally binding obligation of CWS, enforceable in accordance with its terms.

         4.3    Absence of Defaults.

         The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or Bylaws of CWS; (b) violate, conflict with or result in the breach or termination of, or constitute a default under the terms of, any agreement or instrument to which CWS is a party or by which it or any of its assets may be bound; (c) violate any judgment, order, injunction, decree, license, permit, award, rule or regulation against, or binding upon, CWS; or (d) constitute a violation by CWS of any law or regulation of any jurisdiction as such law or regulation relates to CWS. CWS has obtained or will obtain prior to Closing all material, consents, releases or waivers from Governmental Bodies and third parties which may be necessary to prevent the execution of this Agreement or the consummation of the transactions contemplated herein from resulting in any violation, breach, default or other event referred to in this Section 4.3.

         4.4 No Brokers.

         All negotiations relative to this Agreement have been carried on by CWS directly with Barnstable without the intervention of any person as a result of any act of CWS in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

         4.5    CWS Common Stock.

         The shares of CWS Common Stock delivered to Barnstable's shareholders pursuant to Section 2.2 will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any preemptive rights, liens, encumbrances, security interests, rights and restrictions of any nature and the issuance of which will be duly registered pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, in form reasonably acceptable to Barnstable and duly registered or qualified pursuant to applicable state blue sky laws, if any.

         4.6 Absence of Adverse Change.

         Since December 31, 1999, there has not been any change in the financial position, results of operations, assets, liabilities or business of CWS as described in the financial statements described in the SEC Filings, other than changes in the ordinary course of business which have not been material or adverse or changes reflected in one or more of the SEC Filings.

         4.7    Litigation, Orders, Etc.

         Except as set forth in Schedule 4.7 hereto, there are no actions, suits, proceedings or governmental investigations pending, or insofar as is known to CWS, in prospect or threatened, against or relating to CWS or the transactions contemplated by this Agreement in or before any Governmental Body.

         4.8 Disclosure.

         No representation or warranty in this Article 4 or in any information, list, schedule or certificate furnished or to be furnished by or on behalf of CWS pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading.

         4.9    SEC Filings.

         CWS has delivered to Barnstable true and complete copies of its (i) Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the SEC, and its Annual Report to Shareholders of such year; (ii) proxy statements relating to all of CWS's meetings of shareholders (whether annual or special) since December 31, 1997; and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by CWS with the SEC since December 31, 1999 (collectively, the "SEC Filings"). As of their respective dates, the SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of CWS and its subsidiaries included or incorporated by reference in the SEC Filings (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated assets, liabilities and financial position of CWS and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

         4.10 Non-Reliance, Etc.

         No promise or inducement for this Agreement has been made to CWS or Newco except as set forth herein. This Agreement is executed by CWS and Newco freely and voluntarily, and CWS and Newco agree that they will proceed with the transactions contemplated hereby without reliance upon any statement or representation by Barnstable or any of its attorneys or agents except as set forth herein. CWS and Newco are legally competent to enter into this Agreement and accept full responsibility therefor, and they have been represented by counsel in the course of the negotiation of this Agreement.

5.       CONDUCT OF THE PARTIES PENDING THE CLOSING DATE AND AGREEMENTS OF THE
         PARTIES

         5.1    Approvals and Consents.

         Barnstable and CWS will use commercially reasonable efforts to secure the approval of the transactions contemplated by this Agreement by all parties whose consent is required by law or under the terms of any indenture, contract or agreement to which any of the Companies or CWS is a party.

         5.2    Conduct of Companies' Business.

         Until the Closing Date, each of the Companies will conduct its business and affairs only in the ordinary course and so that the representations and warranties contained in Article 3 hereof will be true and correct in all material respects at and as of the Closing Date (except as to representations that refer to a specified earlier date), except for changes specifically permitted or contemplated by this Agreement, and so that the conditions to be satisfied by each of the Companies on or prior to the Closing Date shall then have been satisfied. Each of the Companies will use commercially reasonable efforts to maintain and preserve the business and operations of the Companies, and to preserve its relationships with persons or entities having business relations with the Companies.

         Without limiting the generality of the foregoing, pending the Closing Date, without the prior written consent of CWS:

                5.2.1 None of the Companies will dispose of any of the Assets having a value of $5,000 or more, or dispose of Assets having in the aggregate a value of $25,000 or more, except for the sale of water in the ordinary course of business.

                5.2.2 Except for normal expenses incurred in the ordinary course of business, none of the Companies will incur any additional liabilities in an aggregate amount of $25,000 or more, whether for borrowed money or otherwise, or encumber any of the Assets, except for borrowing in the ordinary course of business, not to exceed $830,000 at any one time outstanding, under the Company's existing Revolving Note and Covenant Agreement dated November 10, 1997, as amended.

         5.2.3 None of the Companies will take any action that would reasonably be expected to adversely affect its ability to consummate the transactions contemplated hereby.

         5.2.4 Each of the Companies will maintain in force all existing liability insurance policies and fidelity bonds relating to the System or the Assets, or policies or bonds providing substantially the same coverage.

         5.2.5 Each of the Companies will advise CWS in writing of any material adverse change or of any event, occurrence or circumstance which is likely to cause a material adverse change in any of the Assets or liabilities (whether absolute, accrued, contingent or otherwise) or operations of the Companies, taken as a whole.

         5.2.6 Each of the Companies will maintain the Assets in good condition, reasonable wear and tear excepted.

         5.2.7 None of the Companies shall enter into any new leases or contracts or material modifications or renewals of any existing leases or contracts that would impose any aggregate obligations on the Companies or CWS or on any of the Assets in excess of $25,000.

         5.2.8 None of the Companies shall, in a manner unfavorable to the Companies, (i) make any material alterations or additions to the Assets, except as may be required by law or as may reasonably be required for the prudent repair and maintenance of the Assets, (ii) change or attempt to change (or consent to any change in) the zoning or other legal requirements applicable to the Property, or (iii) cancel, amend or modify in any material respect any material easement, license, permit or other rights held by any of the Companies.

         5.2.9 None of the Companies will (i) take any of the actions described in the last paragraph of Section 3.18; (ii) amend any of the plans listed on
Schedule 3.18; (iii) enter into or amend any employment, severance, retention, consulting or special pay arrangements with any 'person; or (iv) increase the compensation payable to any of its directors, officers or employees.

         5.2.10 Except for the proposed issuance of shares of common stock of Bamstable in exchange for the remaining privately held minority shares of common stock of the Water Company and of BAR as contemplated by Section 2.2(b) hereof, an acquisition or redemption of outstanding BAR non-voting common stock, and the amendment of the terms of the Water Company preferred stock as contemplated by
Section 5.13 hereof, none of the Companies will (i) issue, sell or otherwise dispose of or agree to issue, sell or otherwise dispose of, any shares of capital stock of any of the Companies, or any other security convertible into or exchangeable for shares of any of the Companies' capital stock; (ii) acquire or agree to acquire (through redemption, repurchase or otherwise) any of its shares of capital stock; or (iii) authorize, grant or agree to grant any options, warrants or other rights to acquire any of its shares of capital stock, or any other security convertible into or exchangeable for shares of capital stock of any of the Companies.

         5.2.11 There have been no dividends or other distributions declared or paid since September 1,2000 in respect of any of the shares of capital stock of any of the Companies, and none of the Companies will declare or pay any other dividends or make any other distributions in respect of any of the shares of its capital stock, except for (i) dividend payments required by the terms of the Water Company's outstanding Preferred Stock; (ii) the issuance of shares of Barnstable Common Stock in exchange for outstanding minority interests in the Water Company and BAR; (iii) dividend payments by Barnstable of not in excess of $7.00 per Barnstable common share payable on or before December 31, 2000 to shareholders of record on or before December 31, 2000, which amount may be payable by Barnstable only if the Closing Date has not occurred as of said record date; and (iv) regular dividend payments by the Water Company in the ordinary course of business.

         5.2.12 None of the Companies will (i) change (A) its methods of accounting, except as required by GAAP or (B) its fiscal year, (ii) settle or compromise any Tax liability or refund claim, or (iii) make any material Tax election inconsistent with prior practice or, if no comparable Tax election has previously been made, which would increase the current or future tax liability of the Companies.

         5.2.13 The Water Company will not make, propose or agree to any change in its rates, charges, standards of service or accounting from those in effect on the date of this Agreement.

         5.2.14 None of the Companies will authorize, or commit or agree to take any of the foregoing actions.

         5.3    Information and Access.

         Barnstable will give to CWS and to CWS's representatives reasonable access at such times and locations as are mutually agreed upon by CWS and Barnstable to all the Assets, and to the books, contracts, documents, records, and files of the Companies, and will furnish to CWS copies of documents, records and financial information with respect to each of the Companies' business as CWS may reasonably request. Said access shall specifically include access to (i) all personnel records of any of the Companies (to the extent permitted by applicable law); (ii) all contracts and agreements referred to in Section 3.8 hereof; (iii) all files and records described in Section 3.2; and (iv) the System.

         5.4    Lawsuits.

         Barnstable shall notify CWS promptly if it becomes aware of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against any of the Companies (a) involving the transaction contemplated by this Agreement or (b) which might have a material adverse effect on the Companies, taken as a whole.

         5.5    Compliance with Laws.

         From the date hereof, each of the Companies shall use its commercially reasonable efforts to remain in compliance in all material respects with all foreign, federal, state, local and other laws, statutes, ordinances, rules, regulations, orders, judgments, and decrees applicable to any of the

Companies and any of their operations or Assets, the noncompliance with which could have a material adverse effect on the Companies, taken as a whole.

         5.6    Shareholder Approval.

         Barnstable will submit this Agreement and Plan of Merger to the shareholders of Barnstable at the earliest practicable date and the Board of Directors and management of Barnstable will recommend approval of the Merger, and use their commercially reasonable efforts to solicit the requisite approval of the Merger by the Barnstable shareholders.

         5.7    Further Assurances.

         Barnstable and CWS agree to execute and deliver such instruments and take such other action as CWS or Barnstable may reasonably require in order to carry out the purpose and intent of this Agreement.

         5.8    Prospectus/Proxy Statement.

         In connection with the registration statement (the "Registration Statement") covering (i) the shares of CWS Common Stock to he received by Barnstable shareholders in the Merger and (ii) the resale of CWS Common Stock received in the Merger by affiliates (as the term is used in Rule 145 under the Securities Act of 1933, as amended) of Barnstable (the "Rule 145 Affiliates") to be filed with the Securities and Exchange Commission (the "SEC") pursuant to
Section 6.3 and the Prospectus/Proxy Statement to be sent to Barnstable's shareholders for purposes of the meeting of shareholders held pursuant to Section 5.6, Barnstable will furnish CWS all information relating to the Companies and the Rule 145 Affiliates as is necessary to enable CWS to comply in all material respects with the requirements of federal and applicable state law. The information provided by the Companies contained in the Registration Statement and Prospectus/Proxy Statement will not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the Circumstances under which they were made, not misleading, except that Barnstable makes no representation or warranty in respect of any information contained in such Prospectus/Proxy Statement furnished by CWS. Barnstable will cooperate with CWS and will provide CWS with its shareholder lists, including correct addresses, to enable CWS to send Prospectus/Proxy Statement to Barnstable's shareholders. Barnstable will cooperate with CWS to allow CWS to send to Barnstable's shareholders amendment or supplements to the Prospectus/Proxy Statement as may be necessary, in the light of developments occurring subsequent to the mailing of such Prospectus/Proxy Statement, to ensure that the Registration Statement and Prospectus/Proxy Statement, as so amended or supplemented, will not, on the date of the meeting of shareholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.9 Confidentiality

         CWS and Barnstable agree that they will, and will cause their directors, officers, other personnel and authorized representatives to, hold in strict confidence, and not to use, any data and information obtained from each other (other than information which is a matter of general public knowledge or which has heretofore been or is hereafter published for public distribution or filed by the applicable party as public information with any Governmental Body other than as a result of a breach of this covenant) and will not, and will ensure that such other persons do not, disclose or use such data and information unless required by legal process or applicable governmental regulations. If this Agreement is terminated for any reason, CWS and Barnstable will not disclose or use such data and information and will promptly return to the other party all tangible evidence (and all copies thereof) of such data and information which said other party has furnished to CWS or Barnstable, as the case may be.

         5.10 Other Requested Information

         With reasonable promptness, the Companies and their respective officers, employees, accountants and other agents will deliver to CWS all financial statements and audit reports that became available subsequent to the date hereof and such other information as CWS from time to time may reasonably request.

         5.11 Current Information

         During the period from the data of this Agreement to the Closing Date, the Companies will make available one or more of their designated representatives to confer on a regular and frequent basis with a representative of CWS and to report the general status of the ongoing operations of the Companies. Barnstable will promptly notify CWS of any material change in the normal course of business or in the operations or the properties of the Companies and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) and will keep CWS fully informed of such events. CWS and Barnstable agree that, without the consent of the other, no public disclosure of this Agreement or the transactions contemplated hereby shall be made by either party prior to the termination of CWS' rights under Sections 1.5, 1.6 and 1.7 (including the final resolution of all CWS Title Objections and CWS Objections delivered during the Inspection Period in accordance therewith).

         5.12 Notification of Certain Matters

         Upon actual notice thereof, Barnstable shall give prompt notice to CWS of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any failure of any of the Companies, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.13 Amendment of Water Company Preferred Stock Terms

         Prior to the Closing, the Water Company shall amend the terms governing its outstanding preferred stock to provide that, in addition to the voting rights currently accorded the preferred stock, each share of Water Company preferred stock shall be entitled to one-fifth vote per share, voting together with the common stock on all matters which are subject to a shareholder vote.

         6. COVENANTS OF CWS

         6.1 Cooperation

         CWS will use best efforts (a) to prevent any CWS representation or warranty contained in this Agreement from becoming inaccurate, (b) to satisfy the requirements, covenants, and agreements applicable to it as set forth in this Agreement, and (c) to satisfy the conditions to the consummation of the transactions contemplated by this Agreement.

         6.2 Lawsuits

         CWS shall promptly notify Barnstable promptly of any lawsuit, claim, proceeding or investigation which may be threatened, be brought, asserted or commenced involving the transactions called for in this Agreement or which might have an adverse impact upon CWS or the CWS Common Stock.

6.3      Prospectus/Proxy Statement Preparation

         CWS will expeditiously prepare and file the Registration Statement with the SEC and send shareholders of Barnstable for purposes of the meeting of Barnstable's shareholders the Prospectus/Proxy Statement, which will comply in all material respects with the requirements of federal and applicable state law, and will take all actions required under any applicable federal or state securities law in connection with (i) the issuance of CWS Common Stock to Barnstable's shareholders pursuant to the Merger and (ii) the resale of CWS Common Stock by the Rule 145 Affiliates during the period of one year following the Effective Time of the Merger. The Prospectus/Proxy Statement and the Registration Statement shall be subject to the approval of Barnstable prior to its filing with the SEC (such approval not to be unreasonably withheld or delayed). The information contained in the Registration Statement or the Prospectus/Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that CWS makes no representation or warranty in respect to any information contained in the Registration Statement or the Prospectus/Proxy Statement furnished by any of the Companies expressly for use therein. CWS also makes mo representations or warranties regarding the accuracy or completeness of Barnstable's shareholder list which Barnstable will have provided. Subject to the ability of CWS to prevent the Rule 145 Affiliates from reselling CWS shares because of the existence of undisclosed material information (which restriction shall be set forth in the agreements contemplated by Section 12.3(b)), CWS will send to Barnstable's shareholders such amendments and supplements to the Prospectus/Proxy Statement as may be necessary, in the light of developments occurring subsequent to the mailing of the Prospectus/Proxy Statement, to ensure that the Prospectus/Proxy Statement, as so amended or supplemented, will not, on the date of the meeting of Barnstable's shareholders or any date on which the Rule 145 Affiliates may elect to resell some or all of said Affiliates' shares of CWS Common Stock received in the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CWS shall give Barnstable, its representatives and counsel a reasonable opportunity to participate in the drafting of the Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements thereto and to review the Registration Statement and the Prospectus/Proxy Statement prior to it being sent to the SEC for review and to Barnstable's shareholders. No amendment or supplement to the Prospectus/Proxy Statement or the Registration Statement will be made by CWS without the approval of Barnstable (such approval not to be unreasonably withheld or delayed). CWS will advise Barnstable, promptly after it receives notice thereof, of the time at which the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the CWS Common Stock issuable in connection with the Merger or to be resold by the Rule 145 Affiliates pursuant to this Section 6.3 for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Prospectus/Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         6.4 Notification of Certain Matters

         Upon actual notice thereof, CWS shall give prompt notice to Barnstable of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any failure of CWS or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         6.5 Indianapolis Life Insurance Company Waiver.

         CWS shall obtain prior to the termination of the Inspection Period a waiver by the Indianapolis Life Insurance Company ("Insurance Company") of: (i) the Water Company's compliance with Section 2.3 of the Note Agreement ("Note Agreement") dated as of February 15, 1991 between the Water Company and the Insurance Company (as amended and currently in effect); (ii) Barnstable's compliance with Section 8 of the Guaranty Agreement ("Guaranty Agreement") dated as of February 15, 1991 between Barnstable and the Insurance Company (as amended and currently in effect); and (iii) any rights that holders of the Notes issued under the Note Agreement may have upon either a Guarantor Change of Control or a Change of Control (as defined in the Guaranty Agreement and Note Agreement, respectively). Such waiver may be conditioned upon the payment by CWS to Insurance Company on or after the Closing Date of a fee not in excess of $80,000 for such waiver, and payment by CWS of Insurance Company's reasonable legal fees in connection with documenting such waiver, and payment by CWS of Insurance Company's reasonable legal fees in connection with documenting such waiver; provided, however, that none of the Companies shall be obligated to make any payment or incur any obligation or liability in connection with the obtaining of such waiver.

      6.6   Limitation on Redemptions and Purchases of Water Company
            Preferred Stock

      If the Water Company preferred stock is redeemed or repurchased by the Water Company before the fifth anniversary of the Closing, all amounts employed to effect the redemption or repurchase will be obtained from the Water Company's available cash balances or the proceeds of amounts borrowed by the Water Company, and such amounts shall not be funded or reimbursed by, and any such borrowing shall not be guaranteed by, Barnstable, BAR, CWS, Newco or an affiliate of any of them. No share of Water Company preferred stock shall be purchased by Barnstable, BAR, CWS, Newco or an affiliate of any before the fifth anniversary of the Closing.

7.    CONDITIONS OF CWS'S OBLIGATIONS

      The obligations of CWS to be performed by it under this Agreement on the Closing Date shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions. Each condition may be waived in whole or in part only by written notice of such waiver from CWS to Barnstable.

      7.1   Required Approvals

            7.1.1 This Agreement and Plan of Merger, the Merger and the other transactions contemplated hereby shall have been approved by the shareholders and the Board of Directors of

Barnstable in the manner required by law and by Barnstable's Certificate of Incorporation or By-Laws.

            7.1.2 Holders of no more than 10% of Barnstable's capital stock shall have exercised appraisal rights under Delaware law.

      7.2   Consents

      Each of the Companies shall have obtained the consents listed on Section
3.6 hereto, which consents shall be all the consents or approvals required by
Section 5.1 hereof and shall be in form and substance reasonably satisfactory to CWS.

      7.3   Performance by the Company and Barnstable

      The representations and warranties of Barnstable contained in this Agreement or in any document delivered by or on behalf of any of the Companies to CWS pursuant to this Agreement shall be true, complete and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except as to representations which speak as of a specified earlier date), each of the Companies shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Barnstable shall have certified to such effect in writing to CWS.

      7.4   Adverse Change

      Since the date of this Agreement, there shall have been no material adverse change in the Assets of in the business, results of operations, or condition, financial or otherwise, of the Companies, taken as a whole.

      7.5   Title Insurance Policy

      On the Closing Date, CWS shall have available to it, at its sole cost and expense and at regular rates, one or more owner's title insurance policies or commitments to issue such policies or appropriate endorsements to existing policies (on the current ATLA Form B) with respect to the Property listed on
Schedule 3.2.2, together with any reasonable and customary required endorsements, insuring that the Subsidiaries hold marketable and/or insurable (at regular rates) fee simple title to or (solely with respect to the Airport Well Lease) a good and valid leasehold interest in the Property as of the Closing Date, subject only to liens, easements, rights, restrictions, claims and other encumbrances listed on Schedule 7.5.

      7.6   Condition of Property

      On the Closing Date, except as disclosed herein, there shall be no judicial or administrative or condemnation proceeding pending or, to Barnstable's knowledge, threatened concerning the Property which could have a material adverse effect on the Companies, taken as a whole.

      7.7   Form of Documents

       All actions, proceedings, instruments and documents to be taken or delivered by the Companies in connection with the consummation of the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to CWS.

      7.8   Litigation

       No suit, action, proceeding or governmental investigation shall be pending or, to Barnstable's or CWS's knowledge, threatened before or by any Governmental Body which would, in the reasonable opinion of CWS or its counsel, have a material adverse effect on the Companies, taken as a whole.

      7.9   Opinion of Counsel for the Company

       CWS shall have received an opinion of counsel to Barnstable, dated the Closing Date, substantially in the form of Schedule 1.8 hereto.

      7.10  Resignations

       At the Closing, Barnstable shall deliver to CWS written resignations of the officers and directors of each of the Subsidiaries (except for Mr. Wadsworth who will remain as President of the Water Company), effective upon the Closing Date.

      7.11  Employment Agreements

            Mr. Wadsworth shall have entered into an employment agreement with the Water Company, satisfactory in form and substance to CWS.

      7.12  Registration Statement

      (a) The Registration Statement shall have become effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC.

      (b) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any federal or state Governmental Body which restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.


      7.13  Pooling of Interests

            The transaction contemplated by the Agreement shall qualify as a pooling of interests transaction under generally accepted accounting principles, unless such failure to qualify is due to the inability of CWS to engage in a pooling transaction, to actions of CWS, to actions contemplated by this Agreement or to a change in the pooling of interest rules.

8.    CONDITIONS OF THE OBLIGATIONS OF BARNSTABLE

      The obligations of Barnstable to be performed by it under this Agreement on the Closing Date shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions. Each condition may be waived in whole or in part only by written notice or such waiver from Barnstable to CWS.

      8.1   Required Approvals

      This Agreement and Plan of Merger, the Merger and the other transactions contemplated hereby shall have been approved by the shareholders of Barnstable, by the Board of Directors of CWS and by the shareholders and the Board of Directors of Newco in the manner required by law and by their respective Certificates of Incorporation or By-Laws, as applicable.

      8.2   Performance by CWS.

            The representations and warranties of CWS contained in this Agreement or in any document delivered by or on behalf of CWS to Barnstable pursuant to this Agreement shall be true, complete and correct in all material respects at and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of such date, CWS shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and CWS shall have certified to such effect in writing to Barnstable.

      8.3    Litigation.

        No suit, action, proceeding or governmental investigation shall be pending or, to Barnstable's or CWS's knowledge, threatened before or by any Governmental Body which would, in the reasonable opinion of Barnstable or its counsel, have a material adverse effect on CWS.

      8.4    Opinion of Counsel for CWS.

        Barnstable shall have received an opinion, dated the Closing Date, of Messrs. Day, Berry & Howard LLP, counsel for CWS, in the form of Schedule 8.4 hereto.

      8.5    Form of Documents.

        All actions, proceedings, instruments and documents to be taken or delivered by CWS in connection with the consummation of the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Barnstable.

      8.6    Adverse Change.

        Since the date of this Agreement, there shall have been no material adverse change in the assets or in the business, results of operations, or condition, financial or otherwise, of CWS.

      8.7    Registration Statement.

        (a) The Registration Statement shall have become effective; no stop order suspending the effectiveness of the

Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC.

            (b) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any federal or state governmental authority which restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.

      8.8    Tax-Free Merger.

            Barnstable shall have received an opinion of Messrs. Day, Berry & Howard, counsel for CWS, in form and substance and based upon representations of CWS, Newco and Barnstable all reasonably satisfactory to Barnstable, to the effect that the Merger qualifies as a reorganization within the meaning of
Section 368(a)(l)(A) or 368(a)(2)(D) of the Code and that no gain or loss will be recognized by a Barnstable stockholder on the exchange of his or her Barnstable common stock for CWS Common Stock, except that a Barnstable stockholder who receives cash proceeds in lieu of a fractional share interest in CWS Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to the fractional share interest.

9.          EXPENSES

            Regardless of whether or not the transactions contemplated herein are consummated, all fees, costs, taxes and expenses incurred in connection with the transactions contemplated by this Agreement and the other agreements contemplated herein shall be paid by the party incurring such expenses.

10.   TERMINATION

      10.1 Termination Events.

      This Agreement may be terminated and abandoned at any time prior to the Closing Date:

            (a)    by mutual agreement of CWS and Barnstable; or

            (b) by either party if the Closing Date has not occurred by March 31, 2001; provided, however, that said optional termination date shall be extended, day for day, (i) for each day, if any, in excess of 60 days between the date the CWS Registration Statement on S-4 contemplated by Section 6.3 is filed with the SEC and declared effective by the SEC, and (ii) for each day, if any, necessary to allow a minimum of 5 business days between the Barnstable Special Shareholder meeting contemplated by Section 5.6 and said optional termination date.

      10.2 Effect of Termination.

            If any party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for CWS's indemnity obligation under Section 1.6(b), obligations of the parties under
Section 5.9 and any liability of any party then in breach).

11.          AMENDMENT, WAIVER, AND INTERPRETATION

            This Agreement may be amended in writing at any time prior to the Closing Date by the mutual written consent of Barnstable and of CWS. At any time prior to the Effective Time, either party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            The Board of Directors of Barnstable shall have full power to interpret this Agreement on behalf of each of the Companies and such interpretations shall be binding thereon. The President or any Vice President of CWS have full power to interpret this Agreement on behalf of CWS and such interpretations shall be binding thereon.

12.   OTHER REQUIREMENTS

      12.1 No Inconsistent Action/Tax Treatment.

            Neither Barnstable nor CWS shall take any action inconsistent with their obligations under this Agreement or which could materially hinder or delay the consummation of the transactions contemplated by this Agreement. Each of CWS, Barnstable and Newco shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any action which would prevent the Merger or the exchanges pursuant to the exchange offers contemplated by Section 2.2(b) hereof from qualifying, as reorganizations within the meaning of Section 368 of the Code.

             12.2 Barnstable Office.

            CWS agrees that the Water Company's office and operations center will remain in Hyannis, Massachusetts indefinitely.

            12.3 Certain Trading Restrictions.

             (a) As soon as practicable after the date of this Agreement, Barnstable shall deliver to CWS a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the shareholders of Barnstable, "affiliates" of Barnstable, for purposes of Rule 145 under the Securities Act of 1933, as amended.

            (b) The Rule 145 Affiliates shall enter into customary agreements with CWS restricting the resale of the CWS Common Stock to be acquired by them pursuant to this Agreement and Plan of Merger, except as may be permitted by (i) the terms of such agreement, (ii) the Registration Statement contemplated by
Section 6.3 or Rule 145(d) under said Act which permits regular trading transactions in limited quantities and (iii) generally accepted accounting principles which must be met in order to permit CWS to treat the Merger as a pooling of interests.

13.   OTHER PROVISIONS

      13.1 Governing Law.

      This Agreement shall be construed and interpreted according to the laws of the State of Delaware.

      13.2 Assignment.

      This Agreement may not be assigned by any party hereto without the prior written consent of the parties and any attempt to assign without such consent shall be voidable by any party.

     13.3   Notices.

      All notices, waivers and consents under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first-class mail, postage prepaid, addressed as follows:


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
      If to the Companies to:

            George D. Wadsworth
            President
            Barnstable Water Company
            47 Old Yarmouth Road
            P.O. Box 326
            Hyannis, MA 02601-0326

      with a copy to:

            Dwight W. Quayle
            Ropes & Gray
            One International PI.
            Boston, MA 02110-2624

      If to CWS to:

            Mr. David C. Benoit
            Vice President-Finance
            Connecticut Water Service, Inc.
            93 West Main Street
            Clinton, CT 06413

      with a copy to:

            Michael F. Halloran
            Day, Berry & Howard LLP
            CityPlace I
            Hartford, CT 06103


      13.4 Counterparts

            This Agreement may be executed in any number of counterparts, each of which shall be treated as an original, but all of which, collectively, shall constitute only one instrument.


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
      13.5 No Survival of Representations and Warranties; No Recourse.

            CWS and Barnstable agree that the representations and warranties contained in Section 3 of this Agreement or in any certificate delivered by Barnstable hereunder shall not survive the Closing Date, and no officer, director, shareholder, employee, agent or affiliate of any of the Companies or CWS shall be under any liability or obligation whatsoever with respect to any representation or warranty or any covenant or agreement of any of the Companies or CWS contained in this Agreement or in any certificate delivered hereunder.

      13.6 No Additional Representations.

            CWS and Barnstable agree that, other than the representations, warranties, covenants and agreements of Barnstable or CWS, as the case may be, expressly set forth in this agreement, Barnstable and its Subsidiaries and CWS and its subsidiaries and their respective officers, directors, shareholders, employees, agents and affiliates have not made, nor shall any of them be deemed to have made, any representation, warranty, covenant or agreement, express or implied, with respect to (i) Barnstable or any of its Subsidiaries or CWS and its subsidiaries and affiliates, as the case may be, (ii) the business of Barnstable or any of its Subsidiaries or of CWS or any of its subsidiaries or affiliates, as the case may be, or (iii) any of the transactions contemplated by this Agreement.


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      13.7 Successors and Assigns.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the parties hereto.

      13.8 Severability.

            In case one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, rule or regulation, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired "thereby.

      13.9 Attorney-Client Privilege.

            The parties agree to take all steps necessary to ensure that any privilege attaching as a result of Ropes & Gray representing the Companies in connection with this transaction shall survive the Merger and remain in effect as belonging to the directors of Barnstable as of the date of this Agreement and not to CWS or the Surviving Corporation. In addition, CWS and the Surviving Corporation hereby waive any conflicts that may arise in connection with (i) Ropes & Gray representing any of the Companies' shareholders, directors, officers or employees after the Merger and (ii) any communication by Ropes & Gray in any such representation to any such person, including in connection with a dispute with CWS or the Surviving Corporation following the Merger.


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      13.10 Indemnification; Directors' and Officers' Insurance.

          (a) The By-Laws and Certificate of Incorporation of the Surviving Corporation shall contain provisions with respect to indemnification at least as favorable to the persons indemnified thereby as the provisions set forth in the By-Laws and Certificate of Incorporation of Barnstable on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of Barnstable, unless such modification is required by law. The provisions with respect to indemnification set forth in the By-Laws and Certificate of Incorporation of the Water Company and BAR on the date hereof shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Water Company or BAR, unless such modification is required by law.

             (b) Each of the Companies shall, to the fullest extent permitted under applicable law or under the relevant Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws as in effect at the Effective Time, or pursuant to any applicable contract or agreement as in effect-in the date hereof, in each case for the period ending


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six years after the Effective Time, indemnify and hold harmless each present and former director, officer or employee of the relevant Company (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgements, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise With respect to any acts or omissions occurring at or prior to the Effective Time; provided, however, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any such claims.

            (c) For a period of six years after the Effective Time, CWS shall cause the Surviving Corporation, the Water Company and BAR to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the directors' and officers' liability insurance policies of Barnstable, the Water Company and BAR, the terms, coverage and scope of which shall be no less favorable to such persons than those now applicable under the Companies' current directors' and officers' liability insurance policies.

            (d) This Section 13.10 shall survive the consummation of the Merger at the Effective Time, is intended to benefit each of the Companies, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of CWS, the Surviving Corporation and each of the Companies and shall be enforceable by the Indemnified Parties.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ATTEST:                                      CONNECTICUT WATER SERVICE, INC.
                                              ("CWS")

/s/  Michele G. DiAcri                       /s/  Marshall T. Chiaraluce
----------------------                       ---------------------------
Secretary                                    Its President

ATTEST:                                      BARNSTABLE HOLDING COMPANY

/s/ Henry L. Murphy Jr.                      /s/  George Wadsworth
----------------------                       ---------------------------
Assistant Clerk                              Its President

ATTEST:                                      CWS BARNSTABLE ACQUISITION CORP.

/s/  Michele G. DiAcri                       /s/  Marshall T. Chiaraluce
----------------------                       ---------------------------
Secretary                                    Its President




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